UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01     Entry into a Material Definitive Agreement.

On March 12, 2020, BIO-key International, Inc. (the “Company”) and Lind Global Macro Fund, LP (the “Investor”) entered into an Amended and Restated Senior Secured Convertible Promissory Note, due April 13, 2020 (the “A&R Note”). The A&R Note replaced the Senior Secured Convertible Promissory Note, dated July 10, 2019 payable to Investor (the “Original Note”).

The principal amount of the A&R Note, $3,789,000, is due and payable in full on April 12, 2020 (the “Maturity Date”) and is convertible at the option of the Investor into shares of our common stock at a fixed conversion price of $0.65 per share, subject to a blocker provision which prohibits conversion if such conversion would result in the Investor being the beneficial owner of in excess of 4.99% of our common stock which will be increased to 9.99% if the Investor acquires more than 4.99% of our common stock.

Upon the occurrence of standard and customary events of default and expiration of any applicable cure periods, which do not apply to payment, default repayment of the outstanding principal amount due under the A&R Note is subject to acceleration in the discretion of the Investor in which event, interest will accrue at the higher of 18% per annum or the maximum amount permitted by applicable law and the Company will become obligated to pay an amount equal to 10% of the then outstanding principal amount due under the A&R Note.

The provisions of the A&R Note not described above are substantially similar to the Original Note. The Company and the Investor agreed to execute the A&R Note as a result of negotiations resulting from the Investor accelerating the amounts due under the Original Note in connection with a missed principal payment under the Original Note.

The forgoing securities were issued in a private placement transaction to one accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, without engaging in any advertising or general solicitation of any kind.

Maxim Group LLC (“Maxim”) served as a financial advisor in connection with the forgoing transaction.

The foregoing description of the A&R Note does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 2.04.     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: March 12, 2020
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch Chief Financial Officer